Exhibit 10.1

MATERIAL NOTED WITH [*  *] IS CONFIDENTIAL AND HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

FIRST AGREEMENT TO AMEND

TO

AGREEMENT
BY AND BETWEEN
WEST PHARMACEUTICAL SERVICES, INC.
AND
THE GOODYEAR TIRE & RUBBER COMPANY

THIS FIRST AGREEMENT TO AMEND (the "Amendment") is by and between THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation with offices in Akron, Ohio (hereinafter called "SELLER") and WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania Corporation with offices in Lionville, Pennsylvania, (hereinafter called "BUYER").

WHEREAS, SELLER and BUYER are party to that certain AGREEMENT BY AND BETWEEN WEST PHARMACEUTICAL SERVICES, INC. AND THE GOODYEAR TIRE & RUBBER COMPANY dated January 1, 2005, and fully executed June 9, 2005 for the purchase of synthetic rubber (the “Agreement”),

WHEREAS, SELLER and BUYER desire to amend the Agreement as set forth below; and

NOW, THEREFORE, the parties hereto agree as follows:

(1)           Section 3 BASE PRICE of the Agreement shall be deleted in its entirety and the following substituted therefor:

“The prices for the Products sold to BUYER during the Term are as follows, subject to adjustment pursuant to Section 4, below:

Natsyn® [*  *]  synthetic polyisoprene rubber                                                                                                [*  *] /lb
Natsyn® [*  *]  synthetic polyisoprene rubber                                                                                                [*  *] /lb
Natsyn® [*  *]  synthetic polyisoprene rubber                                                                                                [*  *] /lb
Natsyn® [*  *]  synthetic polyisoprene rubber                                                                                                [*  *] /lb
Plioflex® [*  *] emulsion styrene-butadiene rubber                                                                                         [*  *] /lb

In the event that West qualifies Natsyn® [*  *], the price for Natsyn® [*  *] shall be reduced to [*  *] /lb.

Notwithstanding anything to the contrary in this Agreement, if, at any time during the Term, SELLER offers to sell any or all of the Products to a competitor of BUYER at a price, adjusted for freight, which is more favorable than is provided herein, then SELLER will offer the same price to BUYER for the remainder of the Term; provided, that the foregoing shall not apply to written agreements in force as of the date of this Agreement.”

(2)           Section 4 COST OF ENERGY AND RAW MATERIAL SURCHARGE of the Agreement shall be deleted in its entirety and the following substituted therefor:

“The price of all Products will be subject to [*  *] adjustments based on the cost of energy calculated on the first business day of the [*  *], beginning in January of 2005, as follows:

The price of all Products during a [*  *] will be increased by [*  *] for every [*  *] the cost of [*  *] increases over the benchmark of level of [*  *].  On the first day of [*  *], the current cost for [*  *] will be assessed based on the [*  *] price for the prior [*  *] months.  The “last day settle” is the third to last business day of the month.  For example, on the first business day in January 2005, the [*  *] will be added together and then divided by [*  *].  If the total is more than [*  *] over [*  *] than a [*  *] surcharge per pound of Product will be added for each [*  *] increment.

The following chart is provided for illustrative purposes and is not intended to suggest a limitation on the price of [*  *] or the surcharge:

Price of [* *] per [* *]	Surcharge per Product Pound

[* *] to [* *]	[* *]
[* *] to [* *]	[* *]
[* *] to [* *]	[* *]
[* *] to [* *]	[* *]

The price of Natsyn Products will be subject to [*  *] adjustments for increased raw material costs on the first business day of each [*  *], beginning in January of 2005, as follows:

The price of Natsyn Products will be increased by [*  *] for every [*  *] the cost of [*  *], based on the [*  *] price, exceeds the Benchmark Cost of [*  *].  The current price of
[*  *] shall be determined each [*  *] by using the trailing [*  *]-month average [*  *] price.  The parties hereto agree that the Benchmark Cost of [*  *]  is [*  *].

The following chart is provided for illustrative purposes and is not intended to suggest a limitation on the price of [* *] or the surcharge:”

Price of [* *]	Surcharge per Product Pound

[* *] to [* *]	[* *]
[* *] to [* *]	[* *]
[* *] to [* *]	[* *]
[* *] to [* *]	[* *]

(3)
This Amendment shall be effective as of July 1, 2008 and neither party shall be entitled to exercise its right to issue notice of the unilateral termination of this Agreement for that party's convenience prior to December 31, 2010.

(4)	This Amendment contains the entire agreement of the parties with respect to changes to the Agreement, and there are no oral understandings, representations or warranties affecting it.

(5)	Except as expressly modified by this Amendment, the terms and conditions of the Agreement shall remain unchanged. The Agreement, as modified by this Amendment, remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the dates shown below.

THE GOODYEAR TIRE & RUBBER COMPANY

By:    /s/ Richard J. Kramer
Name:   Richard J. Kramer
Title:         President, NAT
Date:         March 3, 2009
Attest:      B. Bell, Assistant Secretary

WEST PHARMACEUTICAL SERVICES, INC

By:    /s/ Matthew T. Mullarkey
Name:       Matthew T. Mullarkey
Title:         Chief Operating Officer
Date:         October 24, 2008